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                                  Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the reference to the use of our report dated January 17, 2003 on the audited consolidated financial statements of IBIZ Technology Corp. for the year ended October 31, 2002 in the Registration Statement Form S-8 dated June 13, 2003.



/s/ Farber & Hass LLP


Oxnard, California
June 13, 2003




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